   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1998


                                                      REGISTRATION NO. 333-60913
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TOYOTA MOTOR CREDIT CORPORATION

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                       95-3775816
   (State of incorporation)             (I.R.S. Employer
                                     Identification Number)

                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ALAN COHEN, ESQ.
                                GENERAL COUNSEL
                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                          DAVID J. JOHNSON, JR., ESQ.
                          DIANA HUNT RICHARDSON, ESQ.
                             O'Melveny & Myers LLP
                             400 South Hope Street
                         Los Angeles, California 90071
                                 (213) 430-6000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses of this offering are estimated as follows:

SEC Registration Fee...........................................  $1,268,500
Printing and engraving expenses................................      30,000
Legal fees and expenses........................................     150,000
Accounting fees and expenses...................................      50,000
Trustees fees..................................................      35,000
Miscellaneous..................................................      15,000
                                                                 ----------
    Total......................................................  $1,548,500
                                                                 ----------
                                                                 ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

    TMCC's Bylaws authorize TMCC to indemnify its officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

ITEM 16.  EXHIBITS.


  EXHIBIT NO.    DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------
      4.1(a)(1)  Indenture dated as of August 1, 1991 between TMCC and The Chase Manhattan Bank, N.A.

      4.1(b)(2)  First Supplemental Indenture dated as of October 1, 1991 among TMCC, Bankers Trust Company and
                   The Chase Manhattan Bank, N.A.

      5.1(4)     Opinions of Alan Cohen, Esq., General Counsel of TMCC, and O'Melveny & Myers LLP.

     12.1(3)     Calculation of ratio of earnings to fixed charges.

     15.1(4)     Accountants Awareness Letter.

     23.1(4)     Consent of PricewaterhouseCoopers LLP.

     23.2(4)     Consent of Alan Cohen, Esq., General Counsel of TMCC (included in Exhibit 5.1).

     23.3(4)     Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

     24.1(4)     Power of Attorney.

  EXHIBIT NO.    DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------
     25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan
                   Bank.

     25.2(4)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust
                   Company.


------------------------

(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.

(3) Incorporated herein by reference to the same numbered exhibits filed with TMCC's Annual Report on Form 10-K, File No. 1-9961, for the fiscal year ended September 30, 1997 and TMCC's Quarterly Report on Form 10-Q, File No. 1-9961 for the quarterly period ended June 30, 1998.

(4) Previously filed.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 11th day of September, 1998.



                                TOYOTA MOTOR CREDIT CORPORATION

                                By:             /s/ GEORGE E. BORST
                                     -----------------------------------------
                                                  George E. Borst
                                     SENIOR VICE PRESIDENT AND GENERAL MANAGER



    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of September, 1998.


          SIGNATURE                                  TITLE
------------------------------  ------------------------------------------------

       GEORGE E. BORST*         Senior Vice President, General Manager and
------------------------------    Director
       George E. Borst            (principal executive officer)

        NOBU SHIGEMI*
------------------------------  Senior Vice President, Treasurer and Director
         Nobu Shigemi             (principal financial officer)

       GREGORY WILLIS*
------------------------------  Vice President-Finance and Administration
        Gregory Willis            (principal accounting officer)

        DOUGLAS WEST*
------------------------------                      Director
         Douglas West

         YALE GIESZL*
------------------------------                      Director
         Yale Gieszl

        ROBERT PITTS*
------------------------------                      Director
         Robert Pitts


*By:     /s/ GEORGE E. BORST
      -------------------------
           George E. Borst
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT NO.    DESCRIPTION
---------------  ----------------------------------------------------------------------------------------------------
      4.1(a)(1)  Indenture dated as of August 1, 1991 between TMCC and The Chase Manhattan Bank, N.A.

      4.1(b)(2)  First Supplemental Indenture dated as of October 1, 1991 among TMCC, Bankers Trust Company and The
                   Chase Manhattan Bank, N.A.

      5.1(4)     Opinions of Alan Cohen, Esq., General Counsel of TMCC, and O'Melveny & Myers LLP.

     12.1(3)     Calculation of ratio of earnings to fixed charges.

     15.1(4)     Accountants Awareness Letter.

     23.1(4)     Consent of PricewaterhouseCoopers LLP.

     23.2(4)     Consent of Alan Cohen, Esq., General Counsel of TMCC (included in Exhibit 5.1).

     23.3(4)     Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

     24.1(4)     Power of Attorney.

     25.1        Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

     25.2(4)     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company.


------------------------

(1) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-52359.

(2) Incorporated by reference to the same numbered exhibit filed with TMCC's Registration Statement on Form S-3, File No. 33-42854.

(3) Incorporated herein by reference to the same numbered exhibits filed with TMCC's Annual Report on Form 10-K, File No. 1-9961, for the fiscal year ended September 30, 1997 and TMCC's Quarterly Report on Form 10-Q, File No. 1-9961 for the quarterly period ended June 30, 1998.

(4) Previously filed.